Exhibit 99.1

NEWS RELEASE	CONTACT:
David Miller (editorial/media) 408.563.9582
Michael Sullivan (financial community) 408.986.7977
APPLIED MATERIALS ANNOUNCES FIRST FISCAL QUARTER 2009 RESULTS
     SANTA CLARA, Calif., February 10, 2009 — Applied Materials, Inc. today reported that for its first fiscal quarter ended January 25, 2009, net sales were $1.33 billion, gross margin was 29.4 percent, GAAP net loss was $133 million, GAAP net loss per share was $0.10, and new orders were $903 million. These results included a restructuring charge of $133 million associated with a global cost reduction program announced on November 12, 2008.
     “We acted early and decisively to reduce costs in line with economic conditions that have resulted in an unprecedented decline in demand,” said Mike Splinter, president and CEO. “With our leading technology and strong balance sheet, Applied is positioned to weather this recession and invest in new products and services.”
     The following table shows comparisons to the first and fourth quarters of fiscal 2008.

	Q1 FY ‘09	Q1 FY ‘08	Q4 FY ‘08
Net sales	$1.33 billion	$2.09 billion	$2.04 billion
Gross margin percent	29.4%	44.8%	39.1%
Net income (loss)	($133 million)	$262 million	$231 million
Earnings (loss) per share	($0.10)	$0.19	$0.17
New orders	$903 million	$2.50 billion	$2.21 billion
     Regional distribution of new orders was: Europe 39 percent, North America 26 percent, Japan 17 percent, Southeast Asia and China 9 percent, Korea 7 percent, and Taiwan 2 percent. Backlog at the end of the first quarter of fiscal 2009 was $4.05 billion, down from $4.85 billion at the end of the fourth quarter of fiscal 2008.
     Non-GAAP net loss for the first quarter of fiscal 2009 was $3 million, or $0.00 per share. The following table shows comparisons of non-GAAP results to the first and fourth quarters of fiscal 2008. Non-GAAP adjustments are explained below and detailed in the accompanying Reconciliation of GAAP to Non-GAAP Results.

	Q1 FY ‘09	Q1 FY ‘08	Q4 FY ‘08
Non-GAAP net income (loss)	($3 million)	$345 million	$264 million
Non-GAAP earnings (loss) per share	$0.00	$0.25	$0.20

Applied Materials, Inc.

     Non-GAAP net income (loss) and non-GAAP earnings (loss) per share, detailed in the accompanying Reconciliation of GAAP to Non-GAAP Results, exclude charges related to one or more of the following: (i) equity-based compensation, (ii) gain on sale of facility, (iii) certain items associated with acquisitions, including amortization of intangibles and inventory fair value adjustments on products sold, (iv) restructuring and asset impairments, (v) certain costs associated with ceasing development of beamline implant products, and/or (vi) the resolution of income tax audits and changes in tax credits. Management uses non-GAAP net income (loss) and non-GAAP earnings (loss) per share to evaluate the company’s operating and financial performance in light of business objectives and for planning purposes. These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Applied believes that these measures enhance investors’ ability to review the company’s business from the same perspective as the company’s management and facilitate comparisons of this period’s results with prior periods. The presentation of this additional information should not be considered a substitute for net income (loss) or earnings (loss) per share prepared in accordance with GAAP.
     Results by reportable segment for the first quarter of fiscal 2009 and the first and fourth quarters of fiscal 2008 were:

		Q1 FY ‘09			Q1 FY ‘08			Q4 FY ‘08
			Operating			Operating			Operating
	New	Net	Income	New	Net	Income	New	Net	Income
(In millions)	Orders	Sales	(Loss)	Orders	Sales	(Loss)	Orders	Sales	(Loss)
Silicon	$246	$546	$34	$1,075	$1,237	$445	$1,162	$744	$177
Applied Global Services	310	345	26	610	595	149	496	528	123
Display	26	149	26	555	133	34	65	334	113
Energy and Environmental Solutions	321	293	(65)	260	122	(48)	490	438	21
     Applied Materials will discuss its fiscal 2009 first quarter results on the earnings call today beginning at 1:30 p.m. Pacific Standard Time. A webcast of the earnings call will be available at www.appliedmaterials.com.
     This press release contains forward-looking statements, including statements regarding Applied’s performance, cost reductions, strategic position, financial strength and product investment. Forward-looking statements may contain words such as “expect,” “believe,” “may,” “can,” “should,” “will,” “forecast” or similar expressions, and include the assumptions that underlie such statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the level of demand for nanomanufacturing technology products, which is subject to many factors, including uncertain global economic and industry conditions, business and consumer spending, demand for electronic products and semiconductors, governmental renewable energy policies and incentives, and customers’ utilization rates and

Applied Materials, Inc.

capacity requirements, including capacity utilizing the latest technology; the duration and severity of the recession; customers’ ability to acquire sufficient capital and/or obtain regulatory approvals; variability of operating results among the company’s segments caused by differing conditions in the served markets; Applied’s ability to (i) develop, deliver and support a broad range of products, expand its markets and develop new markets, (ii) timely implement and maintain effective cost reduction programs, realize expected benefits, and align its cost structure with business conditions, (iii) plan and manage its resources and production capability, including its supply chain, (iv) implement initiatives that enhance global operations and efficiencies, (v) obtain and protect intellectual property rights in key technologies, and (vi) attract, motivate and retain key employees; and other risks described in Applied Materials’ SEC filings, including its reports on Forms 10-K, 10-Q and 8-K. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof. The company undertakes no obligation to update any forward-looking statements.
     Applied Materials, Inc. (Nasdaq: AMAT) is the global leader in Nanomanufacturing Technology™ solutions with a broad portfolio of innovative equipment, services and software products for the fabrication of semiconductor chips, flat panel displays, solar photovoltaic cells, flexible electronics and energy-efficient glass. At Applied Materials, we apply Nanomanufacturing Technology to improve the way people live. Learn more at www.appliedmaterials.com.

Applied Materials, Inc.

APPLIED MATERIALS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

	Three Months Ended
	January 25,	January 27,
(In thousands, except per share amounts)	2009	2008

Net sales	$1,333,396	$2,087,397
Cost of products sold	941,820	1,152,416

Gross margin	391,576	934,981

Operating expenses:
Research, development and engineering	229,540	273,219
General and administrative	141,241	115,976
Marketing and selling	84,115	123,917
Restructuring and asset impairments	132,772	48,986

Income (loss) from operations	(196,092)	372,883

Pre-tax loss of equity method investment	15,808	9,586
Interest expense	5,994	4,545
Interest income	15,235	30,570

Income (loss) before income taxes	(202,659)	389,322

Provision (benefit) for income taxes	(69,725)	126,946

Net income (loss)	$(132,934)	$262,376

Earnings (loss) per share:
Basic	$(0.10)	$0.19
Diluted	$(0.10)	$0.19

Weighted average number of shares:
Basic	1,329,223	1,371,245
Diluted	1,329,223	1,383,886

Applied Materials, Inc.

APPLIED MATERIALS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS

	January 25,	October 26,
(In thousands)	2009	2008

ASSETS

Current assets:
Cash and cash equivalents	$1,366,196	$1,411,624
Short-term investments	551,196	689,044
Accounts receivable, net	1,274,853	1,691,027
Inventories	2,131,092	1,987,017
Deferred income taxes, net	402,720	388,807
Income taxes receivable	187,183	125,605
Other current assets	366,428	371,033

Total current assets	6,279,668	6,664,157
Long-term investments	1,210,997	1,367,056
Property, plant and equipment	2,888,267	2,831,952
Less: accumulated depreciation and amortization	(1,780,081)	(1,737,752)

Net property, plant and equipment	1,108,186	1,094,200

Goodwill, net	1,171,740	1,174,673
Purchased technology and other intangible assets, net	366,980	388,429
Equity method investment	63,725	79,533
Deferred income taxes and other assets	226,307	238,270

Total assets	$10,427,603	$11,006,318

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$1,259	$1,068
Accounts payable and accrued expenses	2,387,837	2,771,090
Income taxes payable	140,635	173,394

Total current liabilities	2,529,731	2,945,552

Long-term debt	201,895	201,576
Other liabilities	339,306	310,232

Total liabilities	3,070,932	3,457,360

Stockholders’ equity:
Common stock	13,293	13,308
Additional paid-in capital	5,125,991	5,095,894
Retained earnings	11,386,759	11,601,288
Treasury stock	(9,157,868)	(9,134,962)
Accumulated other comprehensive loss	(11,504)	(26,570)

Total stockholders’ equity	7,356,671	7,548,958

Total liabilities and stockholders’ equity	$10,427,603	$11,006,318

Applied Materials, Inc.

APPLIED MATERIALS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

	Three Months Ended
	January 25,	January 27,
(In thousands)	2009	2008

Cash flows from operating activities:
Net income (loss)	$(132,934)	$262,376
Adjustments required to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	71,228	78,474
Loss on fixed asset retirements	3,447	11,211
Provision for bad debts	47,526	—
Restructuring and asset impairments	132,772	48,986
Deferred income taxes	(13,054)	3,417
Net recognized loss on investments	5,398	639
Pretax loss of equity-method investment	15,808	9,586
Equity-based compensation	33,608	38,722
Changes in operating assets and liabilities, net of amounts acquired:
Accounts receivable	368,648	34,926
Inventories	(144,075)	(73,937)
Other current assets	10,890	(22,579)
Other assets	1,311	(4,984)
Accounts payable and accrued expenses	(518,373)	(95,459)
Income taxes	(94,337)	94,248
Other liabilities	26,920	4,105

Cash provided by (used in) operating activities	(185,217)	389,731

Cash flows from investing activities:
Capital expenditures	(73,318)	(74,144)
Cash paid for acquisition, net of cash acquired	—	(19,084)
Proceeds from sales and maturities of investments	541,689	2,038,001
Purchases of investments	(227,348)	(1,654,754)

Cash provided by investing activities	241,023	290,019

Cash flows from financing activities:
Debt borrowings	510	343
Proceeds from common stock issuances	182	15,681
Common stock repurchases	(22,906)	(600,000)
Payment of dividends to stockholders	(79,762)	(83,068)

Cash used in financing activities	(101,976)	(667,044)

Effect of exchange rate changes on cash and cash equivalents	742	221

Increase (decrease) in cash and cash equivalents	(45,428)	12,927

Cash and cash equivalents — beginning of period	1,411,624	1,202,722

Cash and cash equivalents — end of period	$1,366,196	$1,215,649

Supplemental cash flow information:
Cash payments for income taxes	$12,064	$41,878
Cash payments for interest	$42	$45

Applied Materials, Inc.

APPLIED MATERIALS, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS

	Three Months Ended
	January 25,	January 27,	October 26,
(In thousands, except per share amounts)	2009	2008	2008

Non-GAAP Net Income (Loss)

Reported net income (loss) (GAAP basis)	$(132,934)	$262,376	$231,095
Equity-based compensation expense	33,608	38,722	43,778
Certain items associated with acquisitions [1]	26,025	31,038	35,320
Gain on sale of facility	—	—	(21,837)
Restructuring and asset impairments [2,3,4]	132,772	48,986	(9,686)
Costs associated with ceasing development of beamline implant products [5]	—	1,021	—
Income tax effect of non-GAAP adjustments	(62,939)	(37,326)	(14,765)

Non-GAAP net income (loss)	$(3,468)	$344,817	$263,905

Non-GAAP Net Income (Loss) Per Diluted Share

Reported net income (loss) per diluted share (GAAP basis)	$(0.10)	$0.19	$0.17
Equity-based compensation expense	0.02	0.02	0.02
Certain items associated with acquisitions	0.01	0.02	0.02
Gain on sale of facility	—	—	(0.01)
Restructuring and asset impairments	0.06	0.02	—
Costs associated with ceasing development of beamline implant products	—	—	—
Non-GAAP net income (loss) — per diluted share	$0.00	$0.25	$0.20
Shares used in diluted shares calculation	1,329,223	1,383,886	1,350,092

[1]	Incremental charges attributable to acquisitions consisting of inventory fair value adjustments on products sold and amortization of purchased intangible assets.

[2]	Results for the first fiscal quarter ended January 25, 2009 included restructuring charges of $133 million associated with a restructuring program announced on November 12, 2008.

[3]	Results for the first fiscal quarter ended January 27, 2008 included restructuring and asset impairment charges of $38 million associated with a global cost reduction plan and $11 million associated with ceasing development of beamline implant products.

[4]	Results for the fourth fiscal quarter ended October 26, 2008 included a restructuring and asset impairment benefit of $9 million associated with a global cost reduction plan.

[5]	Results for the fiscal quarter ended January 27, 2008 included other operating charges of $1 million associated with ceasing development of beamline implant products.